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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-8 (No. 333-74387) of Infinity Broadcasting Corporation of our report dated January 27, 1999 appearing on page 21 of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 40 of this Form 10-K.

/s/ KPMG LLP
KPMG LLP
New York, New York
March 29, 1999

 44        INFINITY BROADCASTING CORPORATION